UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2019

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 North Main Street, Ste. 105

Bountiful, Utah 84010

(801) 244-4405

(Address and Telephone Number of Registrant’s Principal Executive Offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 4, 2019, CleanSpark, Inc., a Nevada corporation (the “Company”), authorized the issuance of a total of seven hundred and fifty thousand (750,000) shares of our designated Series A Preferred Stock to members of our board of directors for services rendered.

These securities were issued pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We have directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has made several changes at both the officer and director levels as part of a strategic shift in operating responsibilities and a focus on enhanced corporate governance.

Board Appointments and Resignations

Effective as of October 3, 2019, Bryan Huber resigned as a director of the Company to allow independent directors to join the Board. Mr. Huber remains an officer of the Company.

On October 4, 2019, S. Matthew Schultz, a current director, was appointed as Chairman of the Board. Larry McNeil, the former Chairman of the Board, remains on the board as an independent director

On October 7, 2019, two individuals were appointed as independent members of the Board: Dr. Thomas L. Wood and Roger P. Beynon. As a result of these board changes, there are five (5) directors with three (3) independents which now gives the Company a majority independent Board.

Mr. Roger P. Beynon 74, is an experienced CPA and owner of Beynon & Associates, a public accounting firm that has been in operation for over 34 years. Mr. Beynon has provided accounting and tax services to businesses since 1984. Mr. Beynon is a Certified Public Accountant (CPA) and Certified Fraud Examiner (CFE) and is a past president of the Utah Association of CPA's.  Mr. Beynon is currently the chairman of the board of directors of Transwest Credit Union. Mr. Beynon is a graduate from Weber State College in 1972 with a bachelor degree in accounting and a minor in banking and finance. Mr. Beynon will serve as a member of the Board until his successor is elected and qualified, or until his earlier death, resignation, or removal.

There are no arrangements or understandings between Mr. Beynon and any other person pursuant to which Mr. Beynon was appointed as a director of the Company. Mr. Beynon is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. Beynon, or any grants or awards made to Mr. Beynon, in connection with his election to the Board.

Dr. Thomas L. Wood, 54, has over 33 years of highly successful experience in positions of increasing responsibility in planning and operations, policy development/implementation, construction management, defense acquisition, budgeting and programming, and managing large projects and programs. Dr. Wood previously served in the U.S. Navy rising to the role of Deputy Operations for the Navy’s Pacific Engineering Command in which he was responsible for ensuring the successful execution through nine field offices of nearly $1 billion annually in construction and services contracts. After leaving the U.S. Navy, Dr. Wood served as a Subject Matter Expert (SME) supporting the U.S. Pacific Command (USPACOM) Joint Interagency Coordination Group (JIACG) as a Sr. Military Analyst and continued as a civil servant in senior roles thereafter. Dr. Wood graduated from Union College with a bachelor’s degree in Civil Engineering and master’s degree in Civil Engineering from University of Maryland, College Park. Dr. Wood then obtained a Doctor of Business Administration degree from Argosy University, Honolulu.. Dr. Wood will serve as a member of the Board until his successor is elected and qualified, or until his earlier death, resignation, or removal.

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There are no arrangements or understandings between Dr. Wood and any other person pursuant to which Dr. Wood was appointed as a director of the Company. Dr. Wood is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. Wood, or any grants or awards made to Dr. Wood, in connection with his election to the Board.

Officer Appointments and Resignations

On October 4, 2019, S. Matthew Schultz resigned as Chief Executive Officer (CEO) of the Company. Mr. Schultz will continue to serve as Chairman of the Board as described above. Concurrently, Current President and Chief Financial Officer (CFO), Zachary K. Bradford, was appointed CEO in Mr. Schultz’s place. Mr. Bradford resigned from his position as CFO and retained his roles as President and a director of the Company.

In connection with his appointment to the role of CEO, Mr. Bradford and the Company entered into an Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Mr. Bradford’s Employment Agreement provides for a base salary of $335,000 per year and he is eligible to receive a discretionary annual bonus equal to a minimum of 0.5% of gross revenues.

On October 7, 2019, the Board appointed Ms. Lori Love, CPA as CFO in place of Mr. Bradford.

Ms. Lori Love, CPA, 34, is an experienced finance professional serving in roles in accounting, finance and risk management. Since July 2015, Ms. Love served as CFO of P2K Lab, a design, technology, and marketing agency based in Las Vegas, Nevada. Prior to 2015, Ms. Love served in the role of Senior Vice President of Finance at Provident Trust Group for over two years and as Vice President of Finance and Operations at WorldDoc, Inc. where she also served as a director. Ms. Love obtained her Bachelor of Business Administration (BBA) in Accounting from University of Nevada, Las Vegas and carries the CPA designation.

Ms. Love’s employment offer letter provides for a base salary of $200,000 per year. Within 6 weeks of the date of employment the Company has agreed that under the direction of the board of directors and/or the compensation committee it will establish a bonus compensation structure that will be mutually agreeable but such bonus will be no less than 20% of Ms. Love’s base compensation. Ms. Love was granted 250,000 options under the Company’s 2017 Equity Incentive Plan that vest in equal monthly installments over 36 months starting September 30, 2019.

A copy of Ms. Love’s employment offer letter is attached hereto as Exhibit 10.2.

There are no arrangements or understandings between Ms. Love and any other person pursuant to which Ms. Love was appointed as a director of the Company. Ms. Love is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Lastly, on October 7, 2019, Bryan Huber, current Chief Operating Officer (COO) of the Company, was appointed Chief Innovation Officer (CIO), and Mr. Anthony Vastola, current Chief Strategy Officer (CSO), was appointed as COO.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 4, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to increase the number of shares of preferred stock designated as Series A Preferred Stock from one million (1,000,000) shares to two million (2,000,000) shares, par value $0.001.

Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends on 2% of our earnings before interest, taxes and amortization. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the state value of $0.02 per share plus any accumulated but unpaid dividends. The holders are further entitled to have us redeem their Series A Preferred Stock for three shares of common stock in the event of a change of control and they are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of forty-five (45) votes for each share held.

The rights of the holders of Series A Preferred Stock are defined in the relevant Amendment to the Certificate of Designation filed with the Nevada Secretary of State on October 9, 2019, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

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Item 7.01 Regulation FD Disclosure.

On October 10, 2019, the Company issued a press release announcing the above changes to the board and management. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this report.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Designation

10.1	Employment Agreement with Zach Bradford, dated as of October 7, 2019.

10.2	Employment Offer Letter with Lori Love, effective as of October 7, 2019.

99.1	Press Release, dated October 10, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: October 9, 2019	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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